Exhibit 2(a)(iii)

                           CERTIFICATE OF AMENDMENT OF
                              CERTIFICATE OF TRUST

                                       OF

                           PILGRIM SENIOR INCOME FUND

     This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit. 12, sections 3801 et seq.) and sets forth the following:

     1.   The name of the Fund is: Pilgrim Senior Income Fund ("Fund").

     2. The name and business address of the registered agent is: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     3. The Fund is a registered investment company under the Investment Company Act of 1940, as amended.

     4. The Fund's Certificate of Trust is hereby amended to change the name of the Fund to "ING Senior Income Fund."

     5.   This certificate shall be effective on March 1, 2002.

     IN WITNESS WHEREOF, the undersigned, being a Trustee of the Fund, has duly executed this Certificate of Amendment on this 15th day of February, 2002.


/s/ John G. Turner                           /s/ Jock Patton
----------------------------                 -----------------------------------
John G. Turner                               Jock Patton


/s/ Paul S. Doherty                          /s/ David W.C. Putnam
----------------------------                 -----------------------------------
Paul S. Doherty                              David W.C. Putnam


/s/ Walter H. May                            /s/ Blaine E. Rieke
----------------------------                 -----------------------------------
Walter H. May                                Blaine E. Rieke


/s/ Thomas J. McInerney                      /s/ Richard A. Wedemeyer
----------------------------                 -----------------------------------
Thomas J. McInerney                          Richard A. Wedemeyer